EXHIBIT 2.2


                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

     This Amendment No. 1 (this "Amendment") is entered into as of this ____ day of February, 2001, by and among Worldbid Corporation, a Nevada corporation ("Parent"), Worldbid (Acquisition) Corporation, a Nevada corporation and the wholly-owned subsidiary of Parent ("Sub"), and RequestAmerica.com, Inc., a California corporation (the "Company"), and constitutes an amendment to that certain Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), dated as of February 2, 2001, by and among Parent, Sub and the Company. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Merger Agreement, as amended hereby.


                               W I T N E S S E T H

     WHEREAS, Parent, Sub and the Company entered into the Merger Agreement on February 2, 2001;

     WHEREAS, the parties desire to amend the Merger Agreement, in accordance with the amendment provisions of Section 6.3 thereof, as set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Merger Agreement, effective immediately, as follows:

     1. Amendment to Schedule 1.7. Schedule 1.7 to the Merger Agreement shall be amended by deleting Schedule 1.7 in its entirety and replacing it with Schedule
1.7 attached to this Amendment and incorporated by reference.

     2. Amendment to Appendix 2.2(b). Appendix 2.2(b) to the Merger Agreement shall be amended by deleting Appendix 2.2(b) in its entirety and replacing it with Appendix 2.2(b) attached to this Amendment and incorporated by reference.

     3. Construction. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

     4. Entire Amendment. This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except as expressly amended hereby, the Merger Agreement shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Merger Agreement, the terms and provisions of this Amendment shall control. This Amendment shall be deemed part of and is hereby incorporated into the Merger Agreement.

     5. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery



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of an original executed  counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

     6. Amendments. Any term of this Amendment may be amended and the observance of any term of this Amendment may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the parties hereto.



















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     IN WITNESS  WHEREOF,  the  parties  have  caused  this  Amendment  No. 1 to
Agreement and Plan of Merger to be executed and delivered as of the date first written above.

WORLDBID CORPORATION                          REQUESTAMERICA.COM, INC.
a Nevada corporation                          a California corporation


By: /s/ Scott Wurtele                         By: /s/ Roy Berelowitz (initialed)
    ---------------------------                   ---------------------------
    Name:  Scott Wurtele                          Name:  Roy Berelowitz
    Title: CEO                                    Title:


WORLDBID (ACQUISITION) CORPORATION,
a Nevada corporation


By: /s/ Scott Wurtele
    ---------------------------
    Name:  Scott Wurtele
    Title: President










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